As filed with the Securities and Exchange Commission on January 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQ Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	85-2877347 (I.R.S. Employer Identification No.)

4611 Bee Cave Road, Ste. 213

Austin, TX 78746

512-329-6977

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Ellyson, President and Chief Executive Officer

EQ Health Acquisition Corp.

4611 Bee Cave Road, Ste. 213

Austin, TX 78746

512-329-6977

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. John J. Gilluly III, P.C. DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, CA 94105 (415) 615-6095	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252080

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable Warrant(2)	3,599,960 Units	$10.00	$35,999,600	$3,927.56
Shares of Class A common stock included as part of the units(3)	3,599,960 Shares	-		-(4)
Redeemable warrants included as part of the units(3)	1,799,980 Warrants	-		-(4)
Total			$35,999,600	$3,927.56
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2)	Includes 469,560 units, consisting of 469,560 shares of Class A common stock and 234,780 warrants to purchase an aggregate of 234,780 shares of Class A common stock included in such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $184,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252080), which was declared effective by the U.S. Securities and Exchange Commission on January 28, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $35,999,600 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by EQ Health Acquisition Corp. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-252080), as subsequently amended (the “Original Registration Statement”), which was declared effective by the Commission on January 28, 2020. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-252080) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of Marcum, LLP
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1, as amended, filed by the Registrant (File No. 333-252080) and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on January 28, 2021.

EQ HEALTH ACQUISITION CORP.

By:	/s/ SCOTT E. ELLYSON
	Name:	Scott E. Ellyson
	Title:	Chief Executive Officer, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ SCOTT E. ELLYSON	Chief Executive Officer, President and Chief Financial Officer	January 28, 2021
Scott E. Ellyson	(Principal executive officer and principal financial and accounting officer)

*	Executive Chairman of the Board of Directors	January 28, 2021
Lewis N. Little, Jr.

*	Vice-Chair of the Board of Directors	January 28, 2021
Andrew Beckman
*	Director	January 28, 2021
William W. Burke

*	Director	January 28, 2021
Clarke Heidrick

*	Director	January 28, 2021
Molly Cate

*By:	/s/ SCOTT E. ELLYSON
Scott E. Ellyson Attorney-in-Fact